Exhibit 10.3
THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUED UPON ITS
EXERCISE ARE SUBJECT TO THE RESTRICTIONS ON
TRANSFER SET FORTH IN SECTION 5 OF THIS WARRANT

Warrant No. ___	Number of Shares:______________ (subject to adjustment)
Original Issue Date: November __ 2011
Common Stock Purchase Warrant
(Void after November __, 2016)
     Idera Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that ______________________, or its registered assigns (the “Registered Holder”), is entitled, subject to the terms and conditions set forth below, to purchase from the Company, at any time or from time to time on or after the date of issuance and on or before 5:00 p.m. (Boston time) on November __, 2016, _________ shares of Common Stock, $0.001 par value per share, of the Company (“Common Stock”), at a purchase price of $_______ per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares” and the “Purchase Price,” respectively.
     1. Exercise.
          (a) Exercise for Cash. The Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part and at any time or from time to time, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise.
          (b) Cashless Exercise.
               (i) During such periods as there is not an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), registering, and no current prospectus available for, the resale by the Registered Holder of any Warrant Shares (except to the extent due to any actions or inactions of the Registered Holders under the Registration Rights Agreement dated as of November 4, 2011 by and among the Company and the Purchasers (as defined therein)), the Registered Holder may, at its option, elect to exercise this Warrant, in whole or in part, on a cashless basis, by surrendering this Warrant, with the purchase form appended hereto as Exhibit I duly executed by or on behalf of the Registered Holder, at the principal office of the Company, or at such other office or agency as the Company may designate, by canceling a portion of this Warrant in payment of the Purchase Price payable in respect of the number of Warrant Shares purchased upon such exercise. In the event of an exercise pursuant to this subsection 1(b), the number of Warrant Shares issued to the Registered Holder shall be determined according to the following formula:

X	=	Y(A-B) A

Where: X =	the number of Warrant Shares that shall be issued to the Registered Holder;

Y =	the number of Warrant Shares for which this Warrant is being exercised (which shall include both the number of Warrant Shares issued to the Registered Holder and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price);

A =	the Fair Market Value (as defined below) of one share of Common Stock; and

B =	the Purchase Price then in effect.
               (ii) The Fair Market Value per share of Common Stock shall be determined as follows:
                    (A) If the Common Stock is listed on a national securities exchange, or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the average of the high and low reported sale prices per share of Common Stock thereon on the trading day immediately preceding the Exercise Date (provided that if no such price is reported on such day, the Fair Market Value per share of Common Stock shall be determined pursuant to clause (B)).
                    (B) If the Common Stock is not listed on a national securities exchange or another nationally recognized trading system as of the Exercise Date, the Fair Market Value per share of Common Stock shall be deemed to be the amount most recently determined by the Board of Directors of the Company (the “Board”) to represent the fair market value per share of the Common Stock (including without limitation a determination for purposes of granting Common Stock options or issuing Common Stock under any plan, agreement or arrangement with employees of the Company); and, upon request of the Registered Holder, the Board (or a representative thereof) shall, as promptly as reasonably practicable but in any event not later than 10 days after such request, notify the Registered Holder of the Fair Market Value per share of Common Stock and furnish the Registered Holder with reasonable documentation of the Board’s determination of such Fair Market Value. Notwithstanding the foregoing, if the Board has not made such a determination within the three-month period prior to the Exercise Date, then (A) the Board shall make, and shall provide or cause to be provided to the Registered Holder notice of, a determination of the Fair Market Value per share of the Common Stock within 15 days of a request by the Registered Holder that it do so, and (B) the exercise of this Warrant pursuant to this subsection 1(b) shall be delayed until such determination is made and notice thereof is provided to the Registered Holder.

          (c) Exercise Date. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsection 1(a) or 1(b) above (the “Exercise Date”). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates.
          (d) Issuance of Certificates. The Company, at its expense, shall use its best efforts, as soon as practicable after the exercise of this Warrant in whole or in part, and in any event within three (3) business days thereafter, to cause to be issued in the name of, and delivered to, the Registered Holder, or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct:
               (i) a certificate or certificates for the number of full Warrant Shares to which the Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which the Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof; and
               (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of Warrant Shares for which this Warrant was so exercised (which, in the case of an exercise pursuant to subsection 1(b), shall include both the number of Warrant Shares issued to the Registered Holder pursuant to such partial exercise and the number of Warrant Shares subject to the portion of the Warrant being cancelled in payment of the Purchase Price).
          (e) Exercise Limitation. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant and the Registered Holder shall not be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by a holder of Series D Preferred Stock and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to exceed 19.99% of the total number of issued and outstanding shares of Common Stock of the Company following such exercise, or (b) the combined voting power of the securities of the Company beneficially owned by a holder of Series D Preferred Stock and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act to exceed 19.99% of the combined voting power of all of the securities of the Company then outstanding following such exercise, unless, in either case, the Company obtains the requisite stockholder approval under NASDAQ Marketplace Rule 5635(b), in which case, the Issuance Limitation under this Section 1(e) shall no longer apply to the Registered Holder. For purposes of this Section 1(e), the aggregate number of shares of Common Stock or voting securities beneficially owned by the Registered Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Registered

Holder’s for purposes of Section 13(d) of the Exchange Act shall include the shares of Common Stock issuable upon the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining unexercised and non-cancelled portion of this Warrant by the Registered Holder and (ii) exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Company that do not have voting power (including without limitation any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including without limitation any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock), subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Registered Holder or any of its affiliates and other persons whose beneficial ownership of Common Stock would be aggregated with the Registered Holder’s for purposes of Section 13(d) of the Exchange Act.
     2. Adjustments.
          (a) Adjustments to Purchase Price for Diluting Issues. In the event that the Series D Conversion Price (as defined in the Certificate of Designations, Preferences and Rights of the Series D Convertible Preferred Stock of the Company (the “Certificate of Designations”)) shall be adjusted pursuant to Section 4.4.4 of the Certificate of Designations, the Purchase Price hereunder shall, automatically and concurrently with the adjustment to the Series D Conversion Price, be adjusted in the same manner and same proportion as the Series D Conversion Price is so adjusted.
          (b) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Purchase Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.
          (c) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction:
                    (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

                    (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;
provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Purchase Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.
          (d) Adjustment in Number of Warrant Shares. When any adjustment is required to be made in the Purchase Price pursuant to subsections 2(b) or 2(c), the number of Warrant Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.
          (e) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Registered Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Registered Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Registered Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 2 with respect to the rights of the Registered Holder.
          (f) Adjustment for Reorganization. If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by subsections 2(b), 2(c) or 2(e)) (collectively, a “Reorganization”), then, following such Reorganization, the Registered Holder shall receive upon exercise hereof the kind and amount of securities, cash or other property which the Registered Holder would have been entitled to receive pursuant to such Reorganization if such exercise had taken place immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder, to the end that the provisions set forth in this Section 2 (including provisions with respect to changes in and other adjustments of the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities, cash or other property thereafter deliverable upon the exercise of this Warrant.

          (g) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Purchase Price pursuant to this Section 2, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than 10 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Registered Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property for which this Warrant shall be exercisable and the Purchase Price) and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, as promptly as reasonably practicable after the written request at any time of the Registered Holder (but in any event not later than 10 days thereafter), furnish or cause to be furnished to the Registered Holder a certificate setting forth (i) the Purchase Price then in effect and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the exercise of this Warrant.
     3. Fractional Shares. The Company shall not be required upon the exercise of this Warrant to issue any fractional shares, but shall pay the value thereof to the Registered Holder in cash on the basis of the Fair Market Value per share of Common Stock, as determined pursuant to subsection 1(b)(ii) above.
     4. Redemption of Warrants.
          (a) At any time after November 4, 2013, subject to the terms of this Section 4, the Company shall have the right to redeem all or a portion of this Warrant for a redemption price (the “Redemption Price”) equal to the result obtained by multiplying (i) $0.01 by (ii) the number of Warrant Shares that the Registered Holder is entitled to purchase upon exercise of all or the portion of this Warrant that is being redeemed (such Redemption Price being subject to adjustment for stock splits, stock dividends, combinations, recapitalizations, reclassifications, and similar transactions affecting the Common Stock).
          (b) The Company shall exercise this redemption right by providing at least 30 days’ prior written notice to the Registered Holder of such redemption (the “Redemption Notice”). Such Redemption Notice shall be provided to the Registered Holder in accordance with Section 19 of this Warrant. The Redemption Notice shall specify the time, manner and place of redemption, including without limitation the date on which this Warrant shall be redeemed (the “Redemption Date”) and the Redemption Price payable to the Registered Holder (assuming that this Warrant is not exercised on or prior to the Redemption Date).
          (c) Notwithstanding the foregoing, the Company may not redeem this Warrant or provide the Redemption Notice to the Registered Holder (i) unless the closing sales price of the Common Stock for twenty (20) or more trading days in a period of thirty (30) consecutive trading days ending within thirty (30) days prior to the date the Company provides the Redemption Notice to the Registered Holder is greater than or equal to $6.51 (subject to adjustment for stock splits, stock dividends, combinations, recapitalizations, reclassifications, and similar transactions affecting the Common Stock) and (ii) with respect to any portion of this Warrant which may not be exercised by the Registered Holder as of the time of the Redemption Notice under Section 1(e).

          (d) This Warrant shall cease to be exercisable and shall be terminated and of no further force or effect effective at 5:00 p.m. (Boston Time) on the Redemption Date. If the Registered Holder does not exercise this Warrant on or prior to the Redemption Date, the Registered Holder shall surrender this Warrant to the Company on the Redemption Date for cancellation. From and after the Redemption Date, the Registered Holder’s sole right hereunder shall be to receive the Redemption Price, without interest, upon presentation and surrender of this Warrant for cancellation.
     5. Transfers, etc.
          (a) This Warrant and the Warrant Shares shall not be sold or transferred unless either (i) they first shall have been registered under the Securities Act, or (ii) the Company first shall have been furnished with an opinion of legal counsel, reasonably satisfactory to the Company, to the effect that such sale or transfer is exempt from the registration requirements of the Securities Act. Notwithstanding the foregoing, no registration or opinion of counsel shall be required for (i) a transfer by a Registered Holder which is an entity to a wholly owned subsidiary of such entity, a transfer by a Registered Holder which is a partnership to a partner of such partnership or a retired partner of such partnership or to the estate of any such partner or retired partner, or a transfer by a Registered Holder which is a limited liability company to a member of such limited liability company or a retired member or to the estate of any such member or retired member, provided that the transferee in each case agrees in writing to be subject to the terms of this Section 5, or (ii) a transfer made in accordance with Rule 144 under the Securities Act.
          (b) Each certificate representing Warrant Shares shall bear a legend substantially in the following form:
“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such securities are registered under such Act or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”
     The foregoing legend shall be removed from the certificates representing any Warrant Shares, at the request of the holder thereof, at such time as (i) a period of at least one year, as determined in accordance with paragraph (d) of Rule 144 under the Act, has elapsed since the later of the date the Warrant Shares were acquired from the Company or an affiliate of the Company, and (ii) the Warrant Shares become eligible for resale pursuant to Rule 144(b)(1)(i) under the Securities Act.
          (c) The Company will maintain a register containing the name and address of the Registered Holder of this Warrant. The Registered Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.
          (d) Subject to the provisions of Section 5 hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed assignment (in the form of Exhibit II hereto) at the principal office of the Company (or, if another office or agency has been designated by the Company for such purpose, then at such other office or agency).
     6. Notices of Record Date, etc. In the event:
          (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right; or
          (b) of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of the Company; or
          (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will send or cause to be sent to the Registered Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be sent at least 10 days prior to the record date or effective date for the event specified in such notice.
     7. Reservation of Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, such number of Warrant Shares and other securities, cash and/or property, as from time to time shall be issuable upon the exercise of this Warrant.
     8. Exchange or Replacement of Warrants.
          (a) Upon the surrender by the Registered Holder, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 5 hereof, issue and deliver to or upon the order of the Registered Holder, at the Company’s expense, a new Warrant or Warrants of like tenor, in the name of the Registered Holder or as the Registered Holder (upon payment by the Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock (or other securities, cash and/or property) then issuable upon exercise of this Warrant.
          (b) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.
     9. Notices. All notices and other communications from the Company to the Registered Holder in connection herewith shall be mailed by certified or registered mail, postage prepaid, sent by email or confirmed facsimile or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the address last furnished to the Company in writing by the Registered Holder. All notices and other communications from the Registered Holder to the Company in connection herewith shall be mailed by certified or registered mail, postage prepaid, sent by email or confirmed facsimile or sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, to the Company at its principal office set forth below. If the Company should at any time change the location of its principal office to a place other than as set forth below, it shall give prompt written notice to the Registered Holder and thereafter all references in this Warrant to the location of its principal office at the particular time shall be as so specified in such notice. All such notices and communications shall be deemed delivered (i) two business days after being sent by certified or registered mail, return receipt requested, postage prepaid, (ii) upon receipt of email or confirmed facsimile or (iii) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery.
     Notices and other communications from the Registered Holder to the Company shall be sent to:
Idera Pharmaceuticals, Inc.
167 Sidney Street
Cambridge, MA 02139
Attention: Chief Executive Officer
Facsimile: (617) 679-5592
Email: sagrawal@iderapharma.com
with a copy to:
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
Attention: Stuart Falber
Facsimile: (617) 526-5000
Email: stuart.falber@wilmerhale.com

     10. No Rights as Stockholder. Until the exercise of this Warrant, the Registered Holder shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Notwithstanding the foregoing, in the event (i) the Company effects a split of the Common Stock by means of a stock dividend and the Purchase Price of and the number of Warrant Shares are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), and (ii) the Registered Holder exercises this Warrant between the record date and the distribution date for such stock dividend, the Registered Holder shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.
     11. Amendment or Waiver. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the change or waiver is sought. No waivers of any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.
     12. Section Headings. The section headings in this Warrant are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties.
     13. Governing Law. This Warrant will be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts (without reference to the conflicts of law provisions thereof).
     14. Facsimile Signatures. This Warrant may be executed by facsimile signature.
EXECUTED as of the Date of Issuance indicated above.

Idera Pharmaceuticals, Inc.
By:
Title:

EXHIBIT I
PURCHASE FORM

To:	Dated:
     The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ___), hereby elects to purchase (check applicable box):
     Ğ ____ shares of the Common Stock of Idera Pharmaceuticals, Inc. covered by such Warrant; or
     Ğ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in subsection 1(b).
     The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant. Such payment takes the form of (check applicable box or boxes):
Ğ	$______ in lawful money of the United States; and/or

Ğ	the cancellation of such portion of the attached Warrant as is exercisable for a total of _____ Warrant Shares (using a Fair Market Value of $_____ per share for purposes of this calculation) ; and/or

Ğ	the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 1(b), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 1(b).

Signature:

Address:

EXHIBIT II
ASSIGNMENT FORM
     FOR VALUE RECEIVED, ____________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant (No. ____) with respect to the number of shares of Common Stock of Idera Pharmaceuticals, Inc. covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:	Signature:

Signature Guaranteed:

By:
The signature should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program) pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.